Exhibit 10.53

TJ CHEMICAL HOLDINGS LLC

2004 OPTION PLAN

Adopted September 3, 2004

(As amended and restated)

1.	Purpose of the Plan.

The purpose of the TJ Chemical Holdings LLC 2004 Option Plan (the “Plan”) is to promote the interests of the Company and the Holders of equity interests in the Company by providing key employees, consultants, members and service providers of the Company and its affiliates with an appropriate incentive to encourage them to continue in the employ of or to perform services for, and to improve the growth and profitability of, the Company and its affiliates. As a result of the structural changes of TJ Chemical and its affiliates, including the initial public offering of Polymer Holdings and the merger of TJ Chemical into Kraton Polymers LLC (together, the “Transactions”) Polymer Holdings wishes to assume the rights and obligations of TJ Chemical and its affiliates under the TJ Chemical Holdings LLC 2004 Option Plan with respect to outstanding Awards. In connection with the foregoing, effective as of and contingent upon the Effective Amendment Date, the Company shall assume the Plan and such plan shall be amended and restated as set forth herein.

2.	Definitions.

Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the LLC Agreement. As used in the Plan, the following capitalized terms shall have the following meanings:

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any day other than a Saturday, a Sunday or a holiday on which national banking associations in Delaware or New York are closed.

“Cause” shall mean, unless otherwise specified in a Participant’s Option Grant Agreement, employment agreement or other written agreement with respect to the termination of a Participant’s Services, (A) such Participant’s continued failure substantially to perform his or her duties (other than as a result of Disability), whether as an employee, independent contractor or otherwise, (B) dishonesty in the performance of such Participant’s duties, (C) any act or acts of such Participant that constitutes (x) a felony or (y) a misdemeanor involving moral turpitude, (D) such Participant’s willful malfeasance or willful misconduct in connection with his or her duties or any act or omission which is injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, or (E) such Participant’s breach of confidentiality, non-competition, assignment of inventions or similar agreements. If, subsequent to Participant’s termination of Services for other than Cause, it is determined in good faith by the Company that Participant’s Services could have been terminated for Cause, Participant’s Services shall, at the election of the Company, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

“Change in Control” shall mean the occurrence of any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all of the assets of the Company to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof other than to TPG III Polymer Holdings LLC, TPG IV Polymer Holdings LLC or J.P. Morgan Partners L.P. or any of their affiliates (hereinafter the “Sponsors”); (ii) the complete liquidation or dissolution of the Company; (iii) (A) any Person or Group (other than the Sponsors) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of equity interests representing more than 40% of the aggregate outstanding voting equity interests of the Company and such Person or Group actually has the power to vote such equity interests in any such election and (B) the Sponsors beneficially own (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting equity interests of the Company than such other Person or Group; (iv) the replacement of a majority of the Board over a two-year period from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of, the Sponsors; or (v) a merger or consolidation of the Company with another entity in which holders of the equity interests of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, less than 50% of the common equity interest in the surviving corporation in such transaction and the Sponsors do not hold a sufficient amount of voting equity interests to elect a majority of the surviving entity’s board of directors.

“Code” shall mean the Internal Revenue Code of 1986 and any successor statute, as amended, from time to time.

“Committee” shall mean the Compensation Committee of the Board, or any other Committee of the Board appointed to administer the plan.

“Company” shall mean Polymer Holdings LLC, a Delaware limited liability company or any successor thereto.

“Disability” shall mean, unless otherwise specified in a Participant’s Option Grant Agreement, employment agreement or other written agreement with respect to the termination of a Participant’s Services, a permanent disability as defined in the disability plan of the Company or such affiliate of the Company to which the Participant provides Services.

“Eligible Service Provider” shall mean those employees, consultants, members or service providers who, in the judgment of the Committee, should be eligible to participate in the Plan due to the services they perform on behalf of the Company or an affiliate of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Date” shall have the meaning set forth in Section 4.10 herein.

“Exercise Notice” shall have the meaning set forth in Section 4.10 herein.

“Exercise Price” shall mean the price that the Participant must pay under the Option per Share, as determined by the Committee for each Grant and specified in each Option Grant Agreement.

“Fair Market Value” shall mean, solely for purposes of the Plan and the Options Granted thereunder, as of any date, (i) the average of the high and low sales prices on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on the immediately preceding business day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion, subject to the requirements of applicable law.

“Good Reason” shall mean, unless otherwise specified in a Participant’s Option Grant Agreement, employment agreement or other written agreement with respect to the termination of a Participant’s Services, (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant’s base salary, bonus opportunity or benefits other than a decrease in bonus opportunity or benefits that applies to all employees of the Company or its affiliates otherwise eligible to participate in the affected plan, or (iii) a relocation of a Participant’s primary work location more than 50 miles from the work location immediately prior to the Change in Control, without written consent; provided that, within sixty days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his intention to terminate his Services for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate his Services for Good Reason, and the Company shall not have cured such circumstances within thirty days following the Company’s receipt of such notice.

“Grant” shall mean a grant of an Option under the Plan evidenced by an Option Grant Agreement.

“Grant Date” shall have the meaning set forth in Section 4.3 herein.

“Option” shall mean an option to purchase a Share or a fraction thereof granted to any Participant under the Plan. Each Option granted hereunder shall be a non-qualified Option and shall be identified as such in the Option Grant Agreement by which it is evidenced.

“Option Grant Agreement” shall mean an agreement entered into by each Participant and the Company evidencing the Grant of each Option issued pursuant to the Plan (a sample of which is attached hereto as Exhibit A).

“Option Spread” shall mean, as of any date of determination, with respect to an Option, the excess, if any, of the Fair Market Value of a Share as of such date over the Exercise Price with respect to such Option.

“Participant” shall mean an Eligible Service Provider to whom a Grant of an Option under the Plan has been made, and, where applicable, shall include Permitted Transferees.

“Permitted Transferee” shall have the meaning set forth in Section 4.6 hereof.

“Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Services” shall mean employment with the Company or any affiliate of the Company or the provision of services as a consultant or service provider for the Company or any affiliate thereof.

“Share” shall mean a share of common stock of Polymer Holdings

“Transfer” shall mean any transfer, sale, assignment, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferee” and “Transferor” shall have correlative meanings.

“Vesting Date” shall mean the date an Option becomes exercisable as defined in Section 4.4 herein.

3.	Administration of the Plan.

The Committee shall be appointed by the Board to administer the Plan. The Committee, in its discretion, may delegate its authority to make Grants to a director or an officer or committee of officers of the Company or one of its affiliates, subject to reasonable limits and guidelines established by the Committee at the time of such delegation. No member of the Committee shall participate in any decision that specifically affects such member’s interest in the Plan, other than decisions that affect all Participants generally.

3.1 Powers of the Committee. In addition to the other powers granted to the Committee under the Plan, the Committee shall have the power: (a) to determine to which of the Eligible Service Providers Grants shall be made; (b) to determine the time or times when Grants shall be made and to determine the number of Shares or fraction thereof subject to each such Grant; (c) to prescribe the form of an Option Grant Agreement; (d) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (e) to construe and interpret the Plan, such rules and regulations and all Option Grant Agreements; (f) to make any necessary or reasonable adjustments to the Plan, Shares or Option Grant Agreements; and (g) to make all other determinations necessary or advisable for the administration of the Plan.

3.2 Determinations of the Committee. Any Grant, determination, prescription or other act of the Committee made in good faith shall be final and conclusively binding upon all Persons; provided that, absent evidence to the contrary, it shall be conclusively presumed that the Committee has acted in good faith in making such Grant, determination, prescription or other act.

3.3 Indemnification of the Committee. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Grant. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person’s testator or intestate, is or was a member of the Committee.

3.4 Compliance with the LLC Agreement and Option Grant Agreement and Applicable Law. Each of the Company and the Participant shall comply with any such law, regulation or requirement, including without limitation requirements imposed by the Option Grant Agreement. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements and representations as the Committee, in its sole discretion, deems advisable in order to comply with any such laws, regulations or requirements.

3.5 Inconsistent Terms. Except as expressly provided in the Plan, in the event of a conflict between the terms of the Plan and the terms of any Option Grant Agreement, the terms of the Option Grant Agreement shall govern.

4.	Options.

Subject to adjustment as provided in Section 4.13 hereof, as of the Effective Amendment Date, no additional Options may be granted pursuant to the Plan.

4.1 Non-Qualified Options. The Options granted under the Plan shall be non-qualified Options to purchase a Share.

4.2 Exercise Price. The Exercise Price shall be the price the Participant must pay under the Option for each Share as determined by the Committee (which may not be less than the Fair Market Value of a Share on the Grant Date for such Option) and shall be specified in the Option Grant Agreement.

4.3 Grant Date. The Grant Date of each Option shall be the date designated by the Committee and specified in the Option Grant Agreement as the date on which such Option is Granted.

4.4 Vesting Date of Options. Each Option Grant Agreement shall indicate the date or conditions under which such Option shall become exercisable; provided that, unless otherwise provided in a Participant’s Option Grant Agreement, if within the two-year period following a Change in Control the Participant’s Services are terminated by the Company or its affiliate without Cause or by the Participant for Good Reason, all outstanding Options held by such Participant shall become immediately vested as of the effective date of the termination of such Participant’s Services.

4.5 Expiration of Options.

(a) With respect to each Participant, any of such Participant’s Option(s) or portion thereof which have not yet become exercisable shall expire on the date such Participant’s Services are terminated for any reason.

(b) With respect to each Participant, each Participant’s Option(s) or any portion thereof which have become exercisable on or before the date such Participant’s Services are terminated shall expire on the earlier of (i) the commencement of business on the date the Participant’s Services are terminated for Cause ; (ii) 90 calendar days after the date the Participant’s Services are terminated for any reason other than Cause, death or Disability; (iii) one year after the date the Participant’s Services are terminated by reason of death or Disability; or (iv) the 10th anniversary of the Grant Date for such Option(s).

(c) Notwithstanding the foregoing clauses (a) and (b), the Committee may specify in any Option Grant Agreement a different expiration date or period for any Option granted hereunder, and such expiration date or period shall supersede the foregoing expiration period.

4.6 Limitation on Transfer. Each Option shall be exercisable only by such Participant unless the Participant obtains the prior written consent of the Committee to Transfer such Option to a specified transferee (a “Permitted Transferee”) or the Participant’s Option Grant Agreement provides otherwise.

4.7 Condition Precedent to Transfer of Any Option. It shall be a condition precedent to any Transfer of any Option that the Permitted Transferee, if not already a Participant in the Plan, shall agree in writing prior to the Transfer with the Company to be bound by the terms of the Plan and the Option Grant Agreement as if he had been an original signatory thereto (including without limitation acknowledging that the Options Transferred to such Permitted Transferee shall expire in the event that the events or dates set forth in Section 4.5 of the Plan occur with respect to the Transferor); provided that, upon such Transfer in accordance with Sections 4.6 and 4.7 hereof, all references in the Plan and Option Grant Agreement except for Section 4.5 of the Plan shall be deemed to be replaced by a reference to such Permitted Transferee.

4.8 Effect of Void Transfers. In the event of any purported Transfer of any Option in violation of the provisions of the Plan, such purported Transfer shall be void ab initio and of no effect.

4.9 Exercise of Options. A Participant may exercise any or all of his vested Options by serving an Exercise Notice on the Company as provided in Section 4.10 hereto.

4.10 Method of Exercise. An Option shall be exercised by delivery of written notice to the Company at the address set forth in Section 6.6 hereof (the “Exercise Notice”) no less than ten (10) Business Days in advance of the effective date of the proposed exercise (the “Exercise Date”). Such notice shall (a) specify the number of Shares or fraction thereof with respect to which the Option is being exercised, the Grant Date of such Option and the desired Exercise Date; provided that such Exercise Date shall not be later than the date on which such Option has expired pursuant to Section 4.5 hereof, and be signed by the Participant. The Exercise Notice shall include payment in U.S. currency or immediately available funds for an amount equal to the Exercise Price multiplied by the number or fraction of Shares specified in such Exercise Notice or any method otherwise approved by the Committee; provided that beginning sixty (60) days following the Effective Amendment Date (or such earlier date as determined by the Committee in its sole discretion), Participants shall have the right to exercise vested Options through net settlement in Shares. In addition, the Participant shall be responsible for the payment of applicable withholding and other taxes in cash, or in Shares if approved by the Committee, that may become due as a result of the exercise of such Option. A Participant’s partial exercise of the Option, without more, shall not cause the expiration, termination or cancellation of such Participant’s remaining portion of the Option. The Committee may prohibit the exercise of fractions of Shares.

4.11 Issuance of Shares. Upon the exercise of any Option in accordance with Section 4.10, the Company shall issue the appropriate number of Shares and record such issuance on its books and in its records in the name of the Participant as soon as practicable following the Exercise Date.

4.12 Administration of Options.

(a) Termination of the Options. The Committee may, at any time, in its absolute discretion, without amendment to the Plan or any relevant Option Grant Agreement, terminate all, but not less than all, Options then outstanding, whether or not exercisable provided, however, that the Company, in full consideration of such termination, shall pay with respect to any Option, or portion thereof, then outstanding, an amount equal to the Option Spread determined as of the date of such termination. Such payment shall be made as soon as practicable after the payment amounts are determined, provided, however, that the Company shall have the option to make payments to the Participants by issuing a note to the Participant bearing a reasonable rate of interest as determined by the Committee in its absolute discretion.

(b) (i) Notwithstanding any other provision of this Plan or any Option Grant Agreement to the contrary, the Company shall not be obligated or permitted to pay the Option Spread for any Option if (A) the payment of such Option Spread would result in a violation of the terms or provisions of, or result in a default or an event of default under, any guarantee, financing or security agreement or document entered into by the Company or any of its affiliates, in each case as the same may be amended, modified or supplemented from time to time (such agreements and documents, the “Financing Agreements”), (B) the payment of such Option Spread would violate any term or provision of the Certificate of Formation of the Company or (C) the Company has no funds legally available therefor under the laws of the State of Delaware.

(ii) In the event that the payment of the Option Spread by the Company is prevented solely by the terms of this Section 4.12(b), (A) the payment of such Option Spread will be postponed and will be made without the application of further conditions or impediments (other than as set forth in this Section 4.12(b)) at the first opportunity thereafter when the Company has funds legally available therefor and when the payment of such Option Spread will not result in any default or event of default by the Company or any of its affiliates or violation under any Financing Agreement or in a violation of any term or provision of the Certificate of Formation of the Company and (B) the Participant’s right to receive payment of such Option Spread shall rank against other similar rights with respect to Options in respect thereof according to priority in time of the effective date of the event giving rise to any such right; provided that any such right as to which a common date determines priority shall be of equal priority and shall share pro rata in any purchase payments made pursuant to Section 4.12(b)(ii)(A).

(iii) In the event that the payment of the Option Spread for any Options is delayed pursuant to this Section 4.12(b), the Option Spread for such Options when the Option Spread is eventually paid as contemplated by this Section shall be the sum of (A) the Option Spread of such Options at the time that the Option Spread would have been paid but for the operation of this Section 4.12(b), plus (B) an amount equal to the interest on such Option Spread for the period from the date on which the Option Spread would have been paid but for the operation of this Section 4.12(b) to the date on which such Option Spread is actually paid (the “Delay Period”), at an annual rate of interest equal to the average annual cost to the Company and its affiliates of their bank indebtedness obligations outstanding during the Delay Period or, if there are no such obligations outstanding, the average annual prime rate charged during the Delay Period by JP Morgan Chase Bank or such other nationally recognized bank designated by the Committee.

(c) Amendment of Terms of Options. The Committee may, in its absolute discretion, amend the Plan or terms of any Option; provided that any such amendment (other than a termination as provided in subparagraph (a) above) shall not impair or adversely affect any Participant’s rights under the Plan or such Option without such Participant’s written consent.

(d) Termination of this Plan. The Committee may at any time, in its absolute discretion, suspend or terminate this Plan. No awards may be granted during any suspension of the Plan or after the Plan has been terminated. The termination of the Plan shall not affect any previous Grants. After the plan terminates, the function of the Committee will be limited to supervising the administration of previous Grants.

4.13 Adjustment Upon Changes in Shares.

(a) Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the shareholders, in the event of any increase or decrease in the number of issued and outstanding Shares resulting from a subdivision or consolidation of Shares or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Company, the Committee shall make such adjustments with respect to the number of Shares subject to the Options and/or the Exercise Price per Membership Unit, as the Committee considers appropriate to prevent the enlargement or dilution of rights of Participants.

(b) Certain Mergers. Subject to any required action by the Company’s shareholders, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the shareholders receive securities of another corporation or entity), the Options outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a Holder of the number of Shares subject to any such Option would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the shareholders retain their Shares and are not entitled to any additional or other consideration, the Options shall not be affected by such transaction).

(c) Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the shareholders of the Company receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(A) provide for the exchange of any Option outstanding immediately prior to such event (whether or not then exercisable) for an option with respect to, as appropriate, some or all of the property for which the Shares underlying such Option is exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the exercise price of the Options, if applicable, or the number or kind of securities or amount of property subject to the Option or, if appropriate, provide for a cash payment to the Participants in partial consideration for the exchange of the Options as the Committee may consider appropriate to prevent dilution or enlargement of rights;

(B) cancel, effective immediately prior to the occurrence of such event, any Option outstanding immediately prior to such event (whether or not then exercisable or vested), and in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each Share subject to such Option, equal to the excess of (1) the value, as determined by the Committee in its absolute discretion, of securities and property (including cash) received by the holder of a Share as a result of such event over (2) the Exercise Price of such Option; or

(C) provide for any combination of (A) or (B).

(d) Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 4.13 (a), (b) or (c) hereof, the Committee shall, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and, if applicable, in the Exercise Price of each such Option, as the Committee may, in its absolute discretion, consider appropriate to prevent dilution or enlargement of rights.

(e) No Other Rights. Except as expressly provided in the Plan or the Option Grant Agreements evidencing the Options, no Participant shall have any rights by reason of (i) any subdivision or consolidation of Shares, (ii) any dissolution or liquidation of the Company or (iii) the payment of any dividend or any increase or decrease in the number of Shares. Except as expressly provided in the Plan or the Option Grant Agreements, no issuance by the Company of any Shares shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to the Options or the Exercise Price of such Options.

5.	Securities Matters.

5.1 Registration. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any Shares to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything hereof to the contrary, the Company shall not be obligated to cause to be issued or deliver any Shares pursuant to this Plan unless and until the Company is advised by its counsel that the issuance and delivery of such Shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which such Shares are traded. The Committee may require, as a condition to the issuance or delivery of any Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, as the Committee deems necessary or advisable.

5.2 Effectiveness of Option Exercise or Grant. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of Shares pursuant to any Grant pending or to ensure compliance under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of Shares pursuant to any Grant. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

6.	Miscellaneous.

6.1 Effective Dates. The effective date of this Plan shall be August 23, 2004. The Effective Amendment Date of this plan shall be the effective date of the initial public offering of Polymer Holdings.

6.2 Shareholders Rights. No Participant shall have any rights as a shareholder with respect to any Shares covered by or relating to the Options granted pursuant to the Plan until the date such Participant exercises such Option. Except as otherwise expressly provided in Sections 4.12 and 4.13 hereof, no adjustment to the Options shall be made for any rights for which the record date occurs prior to the date such Participant becomes the holder of a Share.

6.3 No Special Services Rights. Nothing contained in the Plan shall confer upon any Participant any right with respect to the continuation of his Services or interfere in any way with the right of the Company or an affiliate, subject to the terms of any separate Services agreement to the contrary, at any time to terminate such Participant’s Services or to increase or decrease such Participant’s compensation from the rate in existence at the time of the grant of any Option.

6.4 No Obligation to Exercise. No Grant to any Participant of any Option shall impose any obligation upon such Participant to exercise such Option.

6.6 Notices. All notices and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given if delivered in person, by cable, telegram, telex or facsimile transmission, to the parties as follows:

If to the Company:

Polymer Holdings LLC

15710 John F. Kennedy Blvd.

Suite 300

Houston, TX 77032

If to the Participant:

At the address contained in the records of the Company or its affiliates for such Participant or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

6.7 Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

6.8 Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

6.9 Governing Law. The Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions thereof governing conflict of laws.